Exhibit 99.1
Adjusted EBITDA reconciliation

		For the fiscal year ended December 31, 2022
Webhelp Parent Historical Consolidated Income Statement Line Items	Concentrix Historical Consolidated Income Statement Line Items	Webhelp Parent Historical in IFRS (€)	Reclassification Adjustments and IFRS to U.S. GAAP Adjustments	Notes	Webhelp Parent Reclassified and in U.S. GAAP (€)	Webhelp Parent Reclassified and in U.S. GAAP ($), (d)
Net profit attributable to owners	Net income	€ 39,354			€ 39,354	$ 41,465
Net profit attributable to non-controlling interest	Net income attributable to non-controlling interest	(190)			(190)	(200)
Financing costs	Interest expense and finance charges, net	101,745	(18,463)	(a)	83,282	87,750
Income tax	Provision for income taxes	18,382			18,382	19,368
	Other expense (income), net		56,347	(b)	56,347	59,370
Loss on net monetary position		6,386	(6,386)	(b)
Other financial income		(62,034)	62,034	(b)	—	—
Other financial expense		111,393	(111,393)	(b)	—	—
Acquisition/integration costs	Acquisition-related and integration costs	8,700	—		8,700	9,167
Amortization of customer relationships and technologies	Amortization of intangibles	56,679	—		56,679	59,720
Share-based compensation expenses	Share-based compensation	7,100	—		7,100	7,481
	Transformation project and other costs		17,800	(c)	17,800	18,755
Transformation project costs		10,800	(10,800)	(c)	—	—
Restructuring costs		1,700	(1,700)	(c)	—	—
Other		5,400	(5,400)	(c)	—	—
Depreciation	Depreciation	88,807			88,807	93,572
Adjusted EBITDA		€ 394,222			€376,261	$ 396,448

(a) -
Represents an IFRS to U.S. GAAP adjustment to reclassify Webhelp Parent's historical  interest expense related to lease liabilities included in interest expense to selling, general and administrative expenses to conform to U.S. GAAP and Concentrix' presentation.

(b) -
Represents a reclassification of Webhelp Parent's historical expense to conform to Concentrix' presentation. The majority of the reclassification relates to foreign exchange gains/losses that Concentrix classifies as other expense (income), net.

(c) -	Reclassifications of income statement line items to condense the presentation of certain Webhelp Parent's historical financial statements line items to conform to Concentrix' presentation.
(d) -	The Webhelp Parent’s reclassified income statement was translated to U.S. dollars using the average foreign exchange rate of 1.0537 USD/euro for the year ended December 31, 2022.

		For the twelve months ended March 31, 2023
Webhelp Parent Historical Consolidated Income Statement Line Items	Concentrix Historical Consolidated Income Statement Line Items	Webhelp Parent Historical in IFRS (€)	Reclassification Adjustments and IFRS to U.S. GAAP Adjustments	Notes	Webhelp Parent Reclassified and in U.S. GAAP (€)	Webhelp Parent Reclassified and in U.S. GAAP ($), (d)
Net profit attributable to owners	Net income	€ 33,458	—		€ 33,458	$ 34,855
Net profit attributable to non-controlling interest	Net income attributable to non-controlling interest	74			74	77
Financing costs	Interest expense and finance charges, net	115,259	(20,699)	(a)	94,560	98,508
Income tax	Provision for income taxes	19,160	—		19,160	19,960
	Other expense (income), net		55,633	(b)	55,633	57,956
Loss on net monetary position		7,640	(7,640)	(b)
Other financial income		(67,092)	67,092	(b)	—	—
Other financial expense		114,482	(114,482)	(b)	—	—

Acquisition/integration costs	Acquisition-related and integration costs	8,200	—		8,200	8,542
Amortization of customer relationships and technologies	Amortization of intangibles	58,157	—		58,157	60,585
Share-based compensation expenses	Share-based compensation	6,671	—		6,671	6,950
	Transformation project and other costs		20,347	(c)	20,347	21,197
Transformation project costs		13,261	(13,261)	(c)	—	—
Restructuring costs		1,700	(1,700)	(c)	—	—
Other		5,486	(5,486)	(c)	—	—
Depreciation	Depreciation	91,676			91,676	95,504
Adjusted EBITDA		€ 408,132			€ 387,936	$ 404,134

(a) -
Represents an IFRS to U.S. GAAP adjustment to reclassify Webhelp Parent's historical  interest expense related to lease liabilities included in interest expense to selling, general and administrative expenses to conform to U.S. GAAP and Concentrix' presentation.

(b) -
Represents a reclassification of Webhelp Parent's historical expense to conform to Concentrix' presentation. The majority of the reclassification relates to foreign exchange gains/losses that Concentrix classifies as other expense (income), net.

(c) -	Reclassifications of income statement line items to condense the presentation of certain Webhelp Parent's historical financial statements line items to conform to Concentrix' presentation.
(d) -	The Webhelp Parent's reclassified income statement was translated to U.S. dollars using the average foreign exchange rate 1.0418 USD/euro for the twelve months ended March 31, 2023.